Exhibit 14

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Registration Statement No. 333-55990 on Form N-14 of Merrill Lynch Series Fund, Inc. of our report dated February 23, 2001, and to the references to us under the captions “COMPARISON OF THE PORTFOLIOS — Financial Highlights” and “EXPERTS”, appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey March 26, 2001